As filed with the Securities and Exchange Commission on January 14, 2005

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                F5 NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   Washington
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   91-1714307
                      (I.R.S. Employer Identification No.)

               401 Elliott Avenue West, Seattle, Washington     98119
               (Address of Principal Executive Offices)       (Zip Code)

                   MagniFire Acquisition Equity Incentive Plan
                       NonQualified Stock Option Agreement
                            (Full Title of the Plan)

                                  Joann Reiter
                                F5 Networks, Inc.
                             401 Elliott Avenue West
                                Seattle, WA 98119
                     (Name and Address of Agent for Service)

                                 (206) 272-5555
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

================== ================== ==================== ====================

                                                     Proposed
    Title of                     Proposed Maximum     Maximum         Amount of
   Securities     Amount To Be    Offering Price     Aggregate      Registration
     To Be         Registered        Per Share      Offering Price        Fee
   Registered
---------------- --------------- ----------------- ----------------- ----------
 common stock,    715,000 shares      $42.54(1)      $30,417,530(1)    $3,580.14
 no par value
---------------- --------------- ----------------- ------------------ ----------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon $42.54, which is the average of the high and low sale price of the Company's common stock as reported on the Nasdaq Stock Market National Market System for January 12, 2005, for (a) 415,000 shares reserved for future issuance pursuant to the MagniFire Acquisition Equity Incentive Plan, and (b) 300,000 shares reserved for future issuance pursuant to a NonQualified Stock Option Agreement.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by F5 Networks, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)      Annual Report on Form 10-K for the year ended September 30, 2004; and

(b) the description of the Company's common stock contained in the Company's Registration Statement Form 8-A, filed May 11, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendments or reports filed for the purposes of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

         Sections 23B.08.500 through 23.B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

         The Company's Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions permitting the Company to indemnify its directors and officers to the full extent permitted by Washington law. In addition, the Company's Second Amended and Restated Articles of Incorporation contain a provision implementing, to the fullest extent permitted by Washington law, the above limitations on a director's liability to the Company and its shareholders. The Company has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is attached as Exhibit 10.1 to its Registration Statement on Form S-1 (File No. 333-75817). The indemnification agreements provide the Company's directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA. The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for this purpose.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

 Exhibit
 Number                               Exhibit

   4.1 Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-75817).

   4.2   Amended and Restated Bylaws (Incorporated by reference to Exhibit
         3.4 to the Registrant's Registration Statement on Form S-1, File No. 333-75817).

   4.3 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No.333-75817).

   5.1   Opinion of Heller Ehrman White & McAuliffe LLP.

  10.1 MagniFire Acquisition Equity Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004).

  10.2 NonQualified Stock Option Agreement between Karl Triebes and the Registrant dated August 16, 2004 (Incorporated by reference to Exhibit
         10.23 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004).

  23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

  23.2 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

  24.1 Power of Attorney (Included on the signature page of this Registration Statement).


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on January 14, 2005.

                                       F5 NETWORKS, INC.

                                       By: /s/ John McAdam
                                       John McAdam, President and
                                       Chief Executive Officer

                                Power of Attorney

         Each person whose signature appears below constitutes and appoints John McAdam or Joann Reiter, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                     Title                               Date

/s/ John McAdam             President, Chief Executive Officer
John McAdam                 and Director
                            (Principal Executive Officer)       January 14, 2005

/s/ Steven B. Coburn        Senior Vice President
Steven B. Coburn            and Chief Financial Officer
                            (Principal Financial
                            and Accounting Officer)             January 14, 2005
                            Officer)

/s/ Gary Ames               Director
Gary Ames                                                       January 14, 2005

/s/ Keith D. Grinstein      Director
Keith D. Grinstein                                              January 14, 2005

/s/ Karl D. Guelich         Director
Karl D. Guelich                                                 January 14, 2005

/s/ Alan Higginson          Director
Alan Higginson                                                  January 14, 2005

/s/ Rich Malone             Director
Rich Malone                                                     January 14, 2005

                                  EXHIBIT INDEX



 Exhibit
 Number                               Exhibit

   4.1 Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-75817).

   4.2   Amended and Restated Bylaws (Incorporated by reference to Exhibit
         3.4 to the Registrant's Registration Statement on Form S-1, File No. 333-75817).

   4.3 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No.333-75817).

   5.1   Opinion of Heller Ehrman White & McAuliffe LLP.

  10.1 MagniFire Acquisition Equity Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004).

  10.2 NonQualified Stock Option Agreement between Karl Triebes and the Registrant dated August 16, 2004 (Incorporated by reference to Exhibit
         10.23 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004).

  23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

  23.2 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

  24.1 Power of Attorney (Included on the signature page of this Registration Statement).